AMENDMENT AND EXCHANGE AGREEMENT

AMENDMENT AND EXCHANGE AGREEMENT (the “Agreement”), dated as of April 24, 2008, by and among Firepond, Inc. (formerly known as FP Technology, Inc.), a Delaware corporation, with headquarters located at 205 Newbury Street, Suite 204, Framingham, MA 01701  (the ”Company”) and _________________________________________ (the “Investor”).

WHEREAS:

A. Pursuant to that certain Securities Purchase Agreement, dated March 29, 2006 (the “Original CAP Purchase Agreement”), by and among the Investor (or its predecessors in interest) and certain other investors signatory thereto (or their predecessors in interest) (the “Other Investors”, and together with the Investor, the “Investors”) and the Company’s predecessor, AFG Enterprises USA, Inc., the Investors acquired (i) certain Senior Secured Notes Due 2011 in the aggregate principal amount of $50,000,000 (the “Original CAP Notes”) issued under an Indenture with The Bank of New York, as Trustee, dated March 29, 2006 (the “Original CAP Indenture”); and (ii) certain warrants (the “Original CAP Warrants”) to purchase shares of the Company’s common stock, par value $.001 per share (the “Common Stock”).

B. Pursuant to that certain Master Exchange Agreement, dated as of January 24, 2007 (the “CAP Exchange Agreement”), by and among each of the Investors (or their predecessors in interest) and the Company, the Investors exchanged all of the Original CAP Notes and Original CAP Warrants in the aggregate for (i) $45,000,000 in cash plus certain accrued interest on the Original CAP Notes, (ii) certain Senior Secured Convertible Notes Due 2009 in an aggregate principal amount of $5,600,000 (the “Second CAP Notes”) issued under that certain Indenture with The Bank of New York, as Trustee (the “Trustee”), dated January 24, 2007 (as amended and supplemented from time to time, the “Second CAP Indenture”), which are convertible into shares of Common Stock (the “Second CAP Conversion Shares”), (iii) certain warrants to purchase shares of Common Stock (the “Second CAP Warrants”, and as exercised, the “Second CAP Warrant Shares”) and (iv) 1,500,000 additional shares of Common Stock (the “Second CAP Common Shares”).

C. The Second CAP Notes are secured by a security interest in all of the assets of the Company pursuant to that Security Agreement, dated January 24, 2007 (the “CAP Security Agreement”), by and between the Company and The Bank of New York, as collateral agent (the “CAP Collateral Agent”).

D. The Company and certain of the Investors (the “Bridge Purchasers”) are parties to that certain Securities Purchase Agreement, dated as of August 2, 2007 (the “Existing Bridge Securities Purchase Agreement”), pursuant to which, among other things, certain Investors purchased from the Company certain senior secured notes in an aggregate principal amount of $3,337,500 (the “Existing Bridge Notes”).

E. The Existing Bridge Notes are secured by a security interest in substantially all of the assets of the Company and in substantially all of the assets of certain subsidiaries of the Company, if any (the “Future Subsidiaries”), as evidenced by (and as defined in) (i) the Security Agreement, dated August 2, 2007 (the “Bridge Security Agreement”), by and among the Company and Radcliffe SPC, Ltd. for and on behalf of the Class A Segregated Portfolio, in its capacity as collateral agent (the “Bridge Collateral Agent”) for the other holders of the Existing Bridge Notes, (ii) a pledge of the securities of any Future Subsidiaries of the Company (the “Bridge Pledge Agreement”) and (iii) the Guaranty of each of any Future Subsidiaries.  On August 2, 2007, the Bridge Collateral Agent and the CAP Collateral Agent entered into that certain Intercreditor and Subordination Agreement, pursuant to which the obligations under the Bridge Notes were subordinated to the obligations under the Second CAP Indenture (the “Intercreditor Agreement”).

F. The Company, and the Investor desires to enter into this Agreement, pursuant to which, among other things, on the Closing Date (as defined below), (i) the Second CAP Indenture, the Existing Bridge Securities Purchase Agreement, the CAP Exchange Agreement and the Registration Rights Agreement, dated January 24, 2007 (the “Registration Rights Agreement”), by and among the Company and certain investors signatory thereto, shall terminate and be of no further force and effect; (ii) the Company shall prepay interest on the Second CAP Notes held by the Investor, if any, by paying to the Investor such cash amount set forth opposite the Investor’s name in column (3) of the Schedule of Investors (the “Cash Interest Prepayment Amount”), which cash amount to all the Investors, in the aggregate, shall equal $514,117.33, which amount shall represent a prepayment of all interest due and owing under the Second CAP Notes through and including January 23, 2009; (iii) the Company and the Investor shall exchange the Investor’s Second CAP Note, if any, in such principal amount set forth opposite the Investor's name in column (4) of the Schedule of Investors, for an Amended and Restated Senior Secured Convertible Note in such principal amount set forth opposite the Investor's name in column (5) of the Schedule of Investors and in the form attached hereto as Exhibit A (the “Exchanged CAP Notes”), which are convertible into shares of Common Stock (the “Exchanged CAP Conversion Shares”), (iv) the Company and the Investor shall exchange the Investor’s Second CAP Warrant, if any, exercisable into such number of shares of Common Stock set forth opposite the Investor's name in column (6) of the Schedule of Investors, for an Amended and Restated Warrant to Purchase Common Stock exercisable into such number of shares of Common Stock set forth opposite the Investor's name in column (7) of the Schedule of Investors and in the form attached hereto as Exhibit B (the “Exchanged CAP Warrants”, and as exercised, the “Exchanged Cap Warrant Shares”), and (v) if the Investor is a Bridge Purchaser, the Company and the Investor shall exchange the Investor’s Existing Bridge Note in such principal amount set forth opposite the Investor's name in column (8) of the Schedule of Investors for (x) an Amended and Restated Senior Secured Subordinated Note in an aggregate principal amount as is set forth opposite the Investor’s name in column (9) of the Schedule of Investors attached hereto and in the form attached hereto as Exhibit C (the “Exchanged Bridge Notes”) and (y) such number of shares of Common Stock as is set forth opposite the Investor’s name in column (10) of the Schedule of Investors attached hereto (the “Exchanged Common Shares”).

G. The exchange of (i) the Existing Bridge Notes of the Investor for the Exchanged Bridge Notes and Exchanged Common Shares, (ii) the Second CAP Notes of the Investor for the Exchanged CAP Notes, and (iii) the Second Cap Warrants of the Investor for the Exchanged CAP Warrants is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the 1933 Act.

H. Concurrently herewith each of the Other Investors are also entering into agreements identical to this Agreement (the “Other Agreements”) other than proportional changes (the “Proportionate Changes”) (i) in the numbers reflecting the different principal amount of such Other Investor’s Second CAP Notes and Exchanged CAP Notes, (ii) in the numbers reflecting the Cash Interest Prepayment Amount, (iii) in the numbers reflecting the different number of shares of Common Stock issuable upon exercise of the Second CAP Warrants and the Exchanged CAP Warrants and (iv) if such Other Investor is a Bridge Purchaser, in the numbers reflecting the different principal amount of such Other Investor’s Existing Bridge Notes, Exchanged Bridge Notes and Exchanged Common Shares.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the Company and the Investor hereby agree as follows:

1.	EXCHANGE; INDENTURE; RELEASE OF LETTER OF CREDIT; WAIVER.

(a) Exchange. Subject to satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, at the Closing:

(i) the Investor shall surrender to the Company its Second CAP Note (or such other documentation reasonably satisfactory to the Company and the Trustee that the Investor’s Second CAP Note has been lost or destroyed) with an aggregate principal amount as is set forth opposite the Investor’s name in column (4) of the Schedule of Investors attached hereto and the Company shall issue and deliver to the Investor an Exchanged CAP Note with an aggregate principal amount as is set forth opposite the Investor’s name in column (5) of the Schedule of Investors attached hereto.

(ii) the Investor shall surrender to the Company its Second Cap Warrant (or such other documentation reasonably satisfactory to the Company that the Investor’s Second Cap Warrant has been lost or destroyed) exercisable into such number of shares of Common Stock set forth opposite the Investor's name in column (6) of the Schedule of Investors and the Company shall issue and deliver to the Investor an Exchanged CAP Warrant exercisable into such number of shares of Common Stock set forth opposite the Investor's name in column (7) of the Schedule of Investors.

(iii) if the Investor is a Bridge Purchaser, (x) the Investor shall surrender to the Company its Existing Bridge Note (or such other documentation reasonably satisfactory to the Company that the Investor’s Existing Bridge Note has been lost or destroyed) in an aggregate principal amount as set forth opposite the Investor’s name in column (8) on the Schedule of Investors attached hereto and the Company shall issue and deliver to the Investor (x) an Exchanged Bridge Note with that aggregate principal amount set forth opposite the Investor’s name in column (9) of the Schedule of Investors attached hereto and (y) such number of Exchange Common Shares as set forth opposite the Investor’s name in column (10) of the Schedule of Investors attached hereto.

(b) Termination of Indenture.  Subject to satisfaction (or waiver) of the conditions to the Closing, as set forth in Sections 6 and 7 below, upon the occurrence of the Closing, the Investor hereby consents to and approves the transactions contemplated hereby, hereby further consents to the termination of the Second Cap Indenture, authorizes and directs the Trustee to enter into the Termination Agreement (as defined below), dated the date hereof, between the Company and the Trustee, and hereby agrees that the Second Cap Indenture is hereby terminated in all respects as of the Closing.

(c) Termination of Securities Purchase Agreement.  Subject to satisfaction (or waiver) of the conditions to the Closing, as set forth in Sections 6 and 7 below, upon the occurrence of the Closing, the Investor hereby consents to and approves the transactions contemplated hereby, hereby further consents to the termination of the Original CAP Purchase Agreement and hereby agrees that the Original CAP Purchase Agreement is hereby terminated in all respects as of the Closing.

(d) Termination of Securities Purchase Agreement.  Subject to satisfaction (or waiver) of the conditions to the Closing, as set forth in Sections 6 and 7 below, upon the occurrence of the Closing, the Investor, if the Investor is a Bridge Purchaser, hereby consents to and approves the transactions contemplated hereby, hereby further consents to the termination of the Existing Bridge Securities Purchase Agreement, and hereby agrees that the Existing Bridge Securities Purchase Agreement is hereby terminated in all respects as of the Closing.

(e) Termination of Master Exchange Agreement.  Subject to satisfaction (or waiver) of the conditions to the Closing, as set forth in Sections 6 and 7 below, upon the occurrence of the Closing, the Investor hereby consents to and approves the transactions contemplated hereby, hereby further consents to the termination of the CAP Exchange Agreement and hereby agrees that the CAP Exchange Agreement is hereby terminated in all respects as of the Closing.

(f) Termination of the Registration Rights Agreement.  Subject to satisfaction (or waiver) of the conditions to the Closing, as set forth in Sections 6 and 7 below, upon the occurrence of the Closing, the Investor hereby consents to and approves the transactions contemplated hereby, hereby further consents to the termination of the Registration Rights Agreement and agrees that the Registration Rights Agreement is hereby terminated in all respects as of the Closing.

(g) Release of Letter of Credit.  Subject to satisfaction (or waiver) of the conditions to the Closing, as set forth in Sections 6 and 7 below, on the Closing Date the Trustee will deliver to Wells Fargo Bank (“WFB”) the original copy of that certain letter of credit issued by WFB for the benefit of the Trustee (the “Letter of Credit”) and a letter from the Trustee in the form attached hereto as Exhibit D-1, requesting the early cancellation of the Letter of Credit, and the Company shall instruct WFB (the “WFB Instructions”) to immediately release cash in the amount of $549,117.33 in account number 12944054 in the name of the Company with WFB (the “Account”), which as of the date hereof holds an aggregate amount of approximately $597,000 (the “Letter of Credit Collateral”), to the Trustee who shall then (i) wire $514,117.33 of such funds to the Investors in accordance with the wire instructions set forth on Exhibit D-2, which amount to be wired to the Investor shall equal the Cash Interest Prepayment Amount set forth opposite the Investor's name in column (3) of the Schedule of Investors; and (ii) apply the remaining $35,000.00 to the outstanding fees and expenses of The Bank of New York.  On the Closing Date, the approximately $48,000 thereafter remaining under the Letter of Credit Collateral shall be distributed by WFB in accordance with the WFB Instructions and the Account shall be closed.  Effective as of the Closing Date, the Investor hereby (i) authorizes the Trustee to request the early cancellation of the Letter of Credit and (ii) consents to the release of the Letter of Credit Collateral in accordance with this Section 1(g).

(h) Waiver of Existing Defaults.  Subject to satisfaction (or waiver) of the conditions to the Closing, as set forth in Sections 6 and 7 below, upon the occurrence of the Closing, the Investor hereby irrevocably waives and fully releases the Company from any damages it has suffered relating to any breach, default, Default (as defined in the Second CAP Indenture), Event of Default (as defined in the Second CAP Indenture) or Event of Default (as defined in the Existing Bridge Notes) arising prior to the Closing Date.  The Investors do not, by this instrument, waive any provision of the Exchanged Bridge Notes or Exchanged CAP Notes.  Notwithstanding anything herein to the contrary, nothing herein shall be deemed to constitute a waiver by the Investor of any Event of Default (as defined in the Exchanged Bridge Notes) or Event of Default (as defined in the Exchanged CAP Notes) arising after the Closing Date.

(i) Closing Date.  The date and time of the closing (the “Closing”) of the transactions contemplated hereby (the “Closing Date”) shall be 10:00 a.m., New York Time, on April __, 2008, subject to notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below (or such earlier or later date as is mutually agreed to by the Company and the Investor).  The Closing shall occur on the Closing Date at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022.

2.	AMENDMENTS.

(a) CAP Security Documents.  On the Closing Date, the Company and the CAP Collateral Agent shall amend and restate the CAP Security Agreement in the form attached hereto as Exhibit E (the “Amended CAP Security Agreement”).

(b) Bridge Security Documents.  On the Closing Date, the Company and the Bridge Collateral Agent shall amend and restate the Bridge Security Agreement in the form attached hereto as Exhibit F(the “Amended Bridge Security Agreement”).

(c) Amended Intercreditor Agreement.  On the Closing Date, the CAP Collateral Agent and the Bridge Collateral Agent shall amend and restate the Intercreditor Agreement in the form attached hereto as Exhibit G (the “Amended Intercreditor Agreement”, and together with the Amended Bridge Security Agreement and any ancillary documents related thereto and the Amended CAP Security Agreement and any ancillary documents related thereto, the “Amended Security Documents”).

3.	REPRESENTATIONS AND WARRANTIES

(a) Investor Representations.  The Investor hereby represents and warrants to the Company:

(i) Validity; Enforcement.  This Agreement has been duly and validly authorized, executed and delivered on behalf of the Investor and shall constitute the legal, valid and binding obligations of the Investor enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(ii) No Conflicts.  The execution, delivery and performance by the Investor of this Agreement and the consummation by the Investor of the transactions contemplated hereby will not (x) result in a violation of the organizational documents of the Investor or (y) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Investor is a party, or (z) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Investor, except in the case of clauses (y) and (z) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Investor to perform its obligations hereunder.

(iii) No Public Sale or Distribution.  The Exchanged Bridge Notes, Exchanged CAP Notes, Exchanged CAP Warrants, Exchanged CAP Warrant Shares, Exchanged CAP Conversion Shares and Exchanged Common Shares (the “Securities”), as applicable, being acquired by the Investor are being acquired for the Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same.  By executing this Agreement, the Investor further represents that the Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Securities.

(iv) Accredited Investor.  The Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), as such rule is presently in effect, and a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act.

(v) Information.  The Investor and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the issuance of the Securities which have been requested by the Investor.  The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company.  Neither such inquiries nor any other due diligence investigations conducted by the Investor or its advisors, if any, or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained herein.  The Investor understands that its investment in the Securities involves a high degree of risk.  The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision in respect of its acquisition of the Securities.

(vi) Transfer or Resale.  The Investor understands that: (i) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) the Investor shall have delivered to the Company an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person (as defined in Section 3(s)) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Securities and Exchange Commission (the “SEC”) thereunder; and (iii) neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.  Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement.

(vii) Residency.  The Investor is a resident of that jurisdiction specified in the Schedule of Investors attached hereto.

(viii) Tax Liability.  The Investor has reviewed with its own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Investor relies solely on such advisors and not on any statements or representations of the Company, the Company’s counsel, or any of the Company’s agents.  The Investor understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

(ix) Legends.  The Investor understands that the certificates or other instruments representing the Exchanged Cap Warrant Shares, the Exchanged Bridge Notes and the Exchanged Common Shares, except as set forth below, shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at The Depository Trust Company ("DTC"), if, unless otherwise required by state securities laws, (i) such Exchanged Cap Warrant Shares, Exchanged Bridge Notes and Exchanged Common Shares are registered for resale under the Securities Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel in a form reasonably acceptable to the Company to the effect that such sale, assignment or transfer of the Exchanged Cap Warrant Shares, the Exchanged Bridge Notes and the Exchanged Common Shares may be made without registration under the applicable requirements of the Securities Act and that such legend is no longer required, or (iii) such holder provides the Company with reasonable assurance that the Exchanged Cap Warrant Shares, the Exchanged Bridge Notes and the Exchanged Common Shares can be sold, assigned or transferred pursuant to Rule 144.  The Company shall be responsible for the fees of its transfer agent and all DTC fees associated with such issuance.

(b) Company Representations.  The Company hereby represents and warrants to the Investor:

(i) Subsidiaries.  The Company has no subsidiaries and does not own directly or indirectly, any capital or other equity interest of any other entity, other than, upon Closing, a 10% interest in CWC Holdings, LLC (“CWC”).

(ii) No Event of Default.  To the knowledge of the Company, no Default (as defined in the Second CAP Indenture), Event of Default (as defined in the Second CAP Indenture) or Event of Default (as defined in the Existing Bridge Notes) has occurred and is continuing as of the date hereof.

(iii) Organization and Qualification.  The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware, and has the requisite corporate power and authorization to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect.  As used in this Agreement, "Material Adverse Effect" means any material adverse effect on the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of the Company, taken as a whole, or on the transactions contemplated hereby and the other Transaction Documents or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents.

(iv) Authorization; Enforcement; Validity.  The Company has the requisite power and authority to enter into and perform its obligations under this Agreement, the Other Agreements, the Exchanged Cap Notes, the Exchanged Bridge Notes, the Amended Security Documents, the Termination Agreement and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) and to issue the Securities in accordance with the terms hereof and thereof.  The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the exchange and issuance of the Exchanged Cap Notes, the Exchanged Bridge Notes, the Exchanged CAP Warrants and the Exchanged Common Shares, and the reservation and issuance of the Exchanged CAP Conversion Shares upon conversion of the Exchanged CAP Notes and the Exchanged CAP Warrant Shares upon exercise of the Exchanged CAP Warrants, have been duly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders.  This Agreement and the other Transaction Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(v) No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the exchange and issuance of the Exchanged Cap Notes, the Exchanged Bridge Notes, the Exchange CAP Warrants and the Exchanged Common Shares, and the reservation and issuance of the Exchanged CAP Conversion Shares upon conversion of the Exchanged CAP Notes and the Exchanged CAP Warrant Shares upon exercise of the Exchanged CAP Warrants) will not (i) result in a violation of the Certificate of Incorporation of the Company, any capital stock of the Company or the Bylaws of the Company or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of Pink Sheets LLC or the OTC Bulletin Board (as applicable, the “Initial Principal Market”)) applicable to the Company or by which any property or asset of the Company is bound or affected.

(vi) Consents.  The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof.  All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date, and the Company and is unaware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence.  The Company is not in violation of the listing requirements of the Initial Principal Market and has no knowledge of any facts which would reasonably lead to delisting or suspension of the Common Stock in the foreseeable future.

(vii) Absence of Litigation.  There is no action, suit, proceeding, inquiry or investigation before or by either Initial Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, the Common Stock or any of the Company’s officers or directors in their capacities as such, that is expected to have a Material Adverse Effect.

(viii) Disclosure.  To the Company’s knowledge, neither this Agreement, the other Transaction Documents, nor any other written statements or certificates made or delivered in connection herewith, when taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

4.	COVENANTS

(a) Reasonable Best Efforts.  Each party shall use its reasonable best efforts timely to satisfy each of the covenants and the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

(b) Form D and Blue Sky.  If required by applicable law, the Company agrees to file a Form D in respect of the Securities and to provide a copy thereof to each Investor promptly after such filing, if any.  The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for issuance to the Investor at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification).  The Company shall make all filings and reports relating to the issuance of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

(c) Pledge of Securities.  The Company acknowledges and agrees that the Securities may be pledged by the Investor in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities.  The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and the Investor shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, Section 3(a)(vi) hereof.  The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by the Investor.

(d) Restriction on Redemption and Cash Dividends.  So long as any Exchanged Bridge Notes or Exchanged CAP Notes are outstanding, the Company shall not, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, the Common Stock without the prior express written consent of the holders of Exchanged Bridge Notes and Exchanged CAP Notes representing not less than a majority of the aggregate principal amount of the then outstanding Exchanged Bridge Notes and Exchanged CAP Notes.

(e) Corporate Existence.  So long as the Investor beneficially owns any Exchanged Bridge Notes or Exchanged CAP Notes, the Company shall maintain its corporate existence and shall not sell all or substantially all of the Company’s assets, except upon the terms set forth in the Exchanged Bridge Notes and the Exchanged CAP Notes.

(f) Future Guaranties and Pledges.  In addition, if the Company shall hereafter own, create or acquire any subsidiary that is not a party to a guaranty, then the Company shall promptly notify, in writing, the Bridge Collateral Agent and the CAP Collateral Agent thereof, and the Company shall, no later than ten (10) Trading Days (as defined in the Exchanged CAP Notes) after such notice cause such subsidiary (A) to become a party to (i) a guaranty, guaranteeing all the obligations of the Company hereunder, (ii) a pledge agreement, pledging all right and interest in any collateral covered by the CAP Security Documents and the Bridge Security Documents, as applicable, (iii) the Amended Bridge Security Agreement, as applicable, and (iv) the Amended CAP Security Agreement, as applicable, and (B) to duly execute and/or deliver such opinions of counsel and other documents, in form and substance reasonably acceptable to the Bridge Collateral Agent and the CAP Collateral Agent.

(g) CAP Collateral Agent.  The Investor hereby (a) reaffirms, acknowledges and appoints The Bank of New York, a New York banking corporation, as the CAP Collateral Agent hereunder and under the Amended CAP Security Agreement and any ancillary documents related thereto, and (b) authorizes the CAP Collateral Agent (and its officers, directors, employees and agents) to take such action on the Investor’s behalf in accordance with the terms hereof and thereof.  The CAP Collateral Agent shall not have, by reason hereof or the Amended CAP Security Agreement and any ancillary documents related thereto (collectively, the “CAP Security Documents”), a fiduciary relationship in respect of the Investor.  Neither the CAP Collateral Agent nor any of its officers, directors, employees and agents shall have any liability to the Investor for any action taken or omitted to be taken in connection herewith or any other CAP Security Document except to the extent caused by its own gross negligence or willful misconduct, and the Investor agrees to defend, protect, indemnify and hold harmless the CAP Collateral Agent and all of its officers, directors, employees and agents (collectively, the “CAP Indemnitees”) from and against any losses, damages, liabilities, obligations, penalties, actions, judgments, suits, fees, costs and expenses (including, without limitation, reasonable attorneys’ fees, costs and expenses) incurred by such CAP Indemnitee, whether direct, indirect or consequential, arising from or in connection with the performance by such CAP Indemnitee of the duties and obligations of CAP Collateral Agent pursuant hereto or any of the CAP Security Documents.  The CAP Collateral Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the holders of a majority in principal amount of the Exchanged CAP Notes then outstanding, and such instructions shall be binding upon all holders of Exchanged CAP Notes; provided, however, that the CAP Collateral Agent shall not be required to take any action which, in the reasonable opinion of the CAP Collateral Agent, exposes the CAP Collateral Agent to liability or which is contrary to this Agreement or any other Transaction Document or applicable law.  The CAP Collateral Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper person, and with respect to all matters pertaining to this Agreement or any of the other Transaction Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.  The Investor hereby acknowledges and agrees that the CAP Collateral Agent shall be entitled to all of the rights, privileges and immunities set forth in the CAP Security Agreement (including, but not limited to, the provisions of Section 9 of the CAP Security Agreement).

(h) Successor CAP Collateral Agent.

(i) The CAP Collateral Agent may resign from the performance of all its functions and duties hereunder and under the other CAP Security Documents at any time by giving at least thirty (30) Business Days’ prior written notice to the Company and each holder of Exchanged CAP Notes.  Such resignation shall take effect upon the acceptance by a successor CAP Collateral Agent of appointment pursuant to clauses (ii) and (iii) below or as otherwise provided below.

(ii) Upon any such notice of resignation, the holders of two-thirds in principal amount of the Exchanged CAP Notes then outstanding shall appoint a successor collateral agent.  Upon the acceptance of any appointment as collateral agent hereunder by a successor agent, such successor collateral agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the collateral agent, and the CAP Collateral Agent shall be discharged from its duties and obligations under this Agreement and the other CAP Security Documents.  After the CAP Collateral Agent’s resignation hereunder as the collateral agent, the provisions of this Section 4(h) shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the CAP Collateral Agent under this Agreement and the other CAP Security Documents.

(iii) If a successor collateral agent shall not have been so appointed within said thirty (30) Business Day period, the CAP Collateral Agent shall then appoint a successor collateral agent who shall serve as the collateral agent until such time, if any, as the holders of a majority in principal amount of the Exchanged CAP Notes then outstanding appoint a successor collateral agent as provided above.

(i) Bridge Collateral Agent.  The Investor hereby (a) reaffirms, acknowledges and appoints Radcliffe SPC, Ltd. for and on behalf of the Class A Segregated Portfolio, as the Bridge Collateral Agent hereunder and under the Amended Bridge Security Agreement and any ancillary documents related thereto, and (b) authorizes the Bridge Collateral Agent (and its officers, directors, employees and agents) to take such action on the Investor’s behalf in accordance with the terms hereof and thereof.  The Bridge Collateral Agent shall not have, by reason hereof or the Amended Bridge Security Agreement and any ancillary documents related thereto (collectively, the “Bridge Security Documents”), a fiduciary relationship in respect of the Investor.  Neither the Bridge Collateral Agent nor any of its officers, directors, employees and agents shall have any liability to the Investor for any action taken or omitted to be taken in connection herewith or any other CAP Security Document except to the extent caused by its own gross negligence or willful misconduct, and the Investor agrees to defend, protect, indemnify and hold harmless the Bridge Collateral Agent and all of its officers, directors, employees and agents (collectively, the “Bridge Indemnitees”) from and against any losses, damages, liabilities, obligations, penalties, actions, judgments, suits, fees, costs and expenses (including, without limitation, reasonable attorneys’ fees, costs and expenses) incurred by such Bridge Indemnitee, whether direct, indirect or consequential, arising from or in connection with the performance by such Bridge Indemnitee of the duties and obligations of Bridge Collateral Agent pursuant hereto or any of the Bridge Security Documents.  The Bridge Collateral Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the holders of a majority in principal amount of the Exchanged Bridge Notes then outstanding, and such instructions shall be binding upon all holders of Exchanged Bridge Notes; provided, however, that the Bridge Collateral Agent shall not be required to take any action which, in the reasonable opinion of the Bridge Collateral Agent, exposes the Bridge Collateral Agent to liability or which is contrary to this Agreement or any other Transaction Document or applicable law.  The Bridge Collateral Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper person, and with respect to all matters pertaining to this Agreement or any of the other Transaction Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.  The Investor hereby acknowledges and agrees that the Bridge Collateral Agent shall be entitled to all of the rights, privileges and immunities set forth in the Bridge Security Agreement (including, but not limited to, the provisions of Section 9 of the Bridge Security Agreement).

(j) Successor Bridge Collateral Agent.

(i) The Bridge Collateral Agent may resign from the performance of all its functions and duties hereunder and under the other Bridge Security Documents at any time by giving at least thirty (30) Business Days’ prior written notice to the Company and each holder of Exchanged Bridge Notes.  Such resignation shall take effect upon the acceptance by a successor Bridge Collateral Agent of appointment pursuant to clauses (ii) and (iii) below or as otherwise provided below.

(ii) Upon any such notice of resignation, the holders of two-thirds in principal amount of the Exchanged Bridge Notes then outstanding shall appoint a successor collateral agent.  Upon the acceptance of any appointment as collateral agent hereunder by a successor agent, such successor collateral agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the collateral agent, and the Bridge Collateral Agent shall be discharged from its duties and obligations under this Agreement and the other Bridge Security Documents.  After the Bridge Collateral Agent’s resignation hereunder as the collateral agent, the provisions of this Section 4(j) shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Bridge Collateral Agent under this Agreement and the other Bridge Security Documents.

(iii) If a successor collateral agent shall not have been so appointed within said thirty (30) Business Day period, the Bridge Collateral Agent shall then appoint a successor collateral agent who shall serve as the collateral agent until such time, if any, as the holders of a majority in principal amount of the Exchanged Bridge Notes then outstanding appoint a successor collateral agent as provided above.

(k) Public Information.  At any time during the period commencing on the Closing Date and ending at such time that all of the Exchanged Common Shares, Exchanged CAP Conversion Shares and Exchanged CAP Warrant Shares can be sold without the requirement to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if a registration statement is not available for the resale of all of the Exchanged Common Shares, Exchanged CAP Conversion Shares and Exchanged CAP Warrant Shares and the Company shall fail for any reason to satisfy the current public information requirement under Rule 144(c)(1) (a “Public Information Failure”) then, as partial relief for the damages to any holder of Exchanged Common Shares, Exchanged CAP Conversion Shares and Exchanged CAP Warrant Shares by reason of any such delay in or reduction of its ability to sell the Exchanged Common Shares, Exchanged CAP Conversion Shares and Exchanged CAP Warrant Shares (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each such holder an amount in cash equal to two percent (2.0%) of the aggregate Purchase Price of such holder’s Exchanged Common Shares, Exchanged CAP Conversion Shares and Exchanged CAP Warrant Shares on the day of a Public Information Failure and on every thirtieth day (pro rated for periods totaling less than thirty days) thereafter until the earlier of (i) the date such Public Information Failure is cured and (ii) such time that such public information is no longer required pursuant to Rule 144.  The payments to which a holder shall be entitled pursuant to this Section 4(k) are referred to herein as “Public Information Failure Payments.”  Public Information Failure Payments shall be paid on the earlier of (I) the last day of the calendar month during which such Public Information Failure Payments are incurred and (II) the third Business Day after the event or failure giving rise to the Public Information Failure Payments is cured.  In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full.  For the purpose of this Section 4(k), "Purchase Price" means, (x) with respect to the Exchanged Common Shares, $1.40 per share (as adjusted to reflect any stock dividend, stock split, combination, recapitalization and other similar event with respect to each such share), (y) with respect to each Exchanged CAP Conversion Share, the conversion price of such Exchanged CAP Conversion Share on the date the holder of the Exchanged CAP Note delivered the Conversion Notice (as defined in the Exchanged CAP Note) with respect to such Exchange CAP Conversion Share, and (z) with respect to each Exchanged CAP Warrant Share, the exercise price of such Exchanged CAP Warrant Share on the date the holder of the Exchanged CAP Warrant delivered the Exercise Notice (as defined in the Exchanged CAP Warrant) with respect to such Exchange CAP Warrant Share.

(l) Holding Period.  For the purposes of Rule 144(d), the Company acknowledges that the holding period of the Existing Bridge Notes may be tacked onto the holding period of the Exchanged Bridge Notes and the Exchanged Common Shares, the holding period of the Second CAP Notes may be tacked onto the holding period of the Exchanged CAP Notes and Exchanged CAP Conversion Shares, the holding period of the Second CAP Warrants may be tacked onto the holding period of the Exchanged CAP Warrants and the Exchanged CAP Warrants Shares.  The Company agrees not to take a position contrary to this Section 4(l).

5.	FEES AND EXPENSES

At the Closing, the Company shall reimburse Radcliffe SPC, Ltd., for and on behalf of the Class A Segregated Portfolio, for its legal and due diligence fees and expenses, not to exceed $50,000.00, in connection with the preparation and negotiation of this Agreement and the related documents by paying such amount to Schulte Roth & Zabel LLP (the “Investor Counsel Expense”).  Except as otherwise set forth in this Agreement, each party (other than the Trustee and the CAP Collateral Agent) shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all stamp and other non-income taxes and duties levied in connection with the issuance of the Securities.

6.	CONDITIONS TO COMPANY’S OBLIGATIONS HEREUNDER.

The obligations of the Company to the Investor hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Investor with prior written notice thereof:

(a) The Investor shall have executed this Agreement and delivered the same to the Company.

(b) Each Other Investor shall have executed the Other Agreements and delivered the same to the Company.

(c) The Investor and each Other Investor shall have delivered to the Company its Second CAP Note being exchanged at the Closing or such other documentation reasonably satisfactory to the Company and the Trustee that the Investor’s Second CAP Note has been lost or destroyed.

(d) The Investor and each Other Investor shall have delivered to the Company its Second Cap Warrant being exchanged at the Closing or such other documentation reasonably satisfactory to the Company that the Investor’s Second CAP Warrant has been lost or destroyed.

(e) Any Investor that is a Bridge Purchaser shall have delivered to the Company its Existing Bridge Note being exchanged at the Closing or such other documentation reasonably satisfactory to the Company that the Investor’s Existing Bridge Note has been lost or destroyed.

(f) The representations and warranties of the Investors in Section 3(a) hereof shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date).

(g) The CAP Collateral Agent shall have executed and delivered to the Company a copy of the Amended and Restated CAP Security Agreement and Amended and Restated Intercreditor Agreement.

(h) The Bridge Collateral Agent shall have executed and delivered to the Company a copy of the Amended and Restated Bridge Security Agreement and Amended and Restated Intercreditor Agreement.

(i) The Trustee shall have executed and delivered to the Company the Termination Agreement, in the form attached hereto as Exhibit H (the "Termination Agreement").

7.	CONDITIONS TO THE INVESTOR’S OBLIGATIONS HEREUNDER.

The obligations of the Investor hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Investor’s sole benefit and may be waived by the Investor at any time in its sole discretion by providing the Company with prior written notice thereof:

(a) The Company shall have duly executed and delivered to the Investor (i) this Agreement, (ii) the Amended Security Documents, (iii) the Exchanged CAP Notes, (iv) the Exchanged Cap Warrants, and (v) if the Investor is a Bridge Purchaser, the Exchanged Bridge Notes (as set forth on the Schedule of Investors attached hereto) being issued to the Investor at the Closing pursuant to this Agreement.

(b) The Company shall have duly executed and delivered to the Investor, if a Bridge Purchaser, the Exchanged Common Shares in accordance with the instructions set forth opposite the Investor’s name in column (11) of the Schedule of Investors.

(c) Each of the Other Investors shall have (i) executed the Other Agreements, (ii) satisfied or waived all conditions to the closings contemplated by such agreements, (iii) surrendered such principal amount of their Second CAP Notes being exchanged at the Closing or such other documentation reasonably satisfactory to the Company and the Trustee that such Other Investor’s Second CAP Note has been lost or destroyed and (iv) if such Other Investors are Bridge Investors, surrendered such principal amount of their Existing Bridge Notes being exchanged at the Closing or such other documentation reasonably satisfactory to the Company that such Other Purchaser’s Existing Bridge Note has been lost or destroyed.

(d) The Investors shall have received the opinion of Vorys, Sater, Seymour and Pease LLP, the Company’s counsel, dated as of the Closing Date, in substantially the form of Exhibit I attached hereto.

(e) The Trustee shall have executed and delivered to the Investor a copy of the letter in the form of Exhibit D-1 attached hereto and the Termination Agreement in the form of Exhibit H attached hereto.

(f) The CAP Collateral Agent shall have executed and delivered to the Investors a copy of the Amended CAP Security Agreement and Amended Intercreditor Agreement.

(g) The Bridge Collateral Agent shall have executed and delivered to the Investors a copy of the Amended Bridge Security Agreement and Amended Intercreditor Agreement.

(h) The Company shall have delivered to the Investors a certificate evidencing the formation and good standing of the Company issued by the Secretary of State of the State of Delaware, as of a date within seven (7) days of the Closing Date.

(i) The Company shall have delivered to the Investors a certificate evidencing the Company’s qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company is qualified to do business as a foreign corporation, as of a date within three (3) days of the Closing Date.

(j) The Company shall have delivered to the Investors a certified copy of the Certificate of Incorporation as certified by the Secretary of State of the State of Delaware (or a fax or pdf copy of such certificate) within ten (10) days of the Closing Date.

(k) The Company shall have delivered to the Investors a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company’s Board of Directors in a form reasonably acceptable to the Investor, (ii) the Certificate of Incorporation, in the form attached hereto as Exhibit J, and (iii) the Bylaws, in the form attached hereto as Exhibit K, each as in effect at the Closing,.

(l) The representations and warranties of the Company in Section 3(b) shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all material respects with the covenants and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date.  The Investors shall have received a certificate, executed by the Chief Executive Officer or Chief Financial Officer of the Company, dated as of the Closing Date, to the foregoing effect in the form attached hereto as Exhibit L

(m) The Company shall have delivered to the Investors a letter from the Company’s transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of the Closing Date.

(n) The Common Stock (I) shall be designated for quotation or listed on the OTC Bulletin Board (the “Principal Market”) and (II) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor, except as set forth in the Company’s filings with the SEC, shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.

(o) In accordance with the terms of the Amended CAP Security Agreement, the Company shall have delivered to the CAP Collateral Agent (i) certificates representing the Company’s subsidiaries’ shares of capital stock to the extent such subsidiary is a corporation or otherwise has certificated capital stock, along with duly executed blank stock powers, (ii) appropriate financing statements on Form UCC-I to be duly filed by the Company in such office or offices as may be necessary or, in the opinion of the CAP Collateral Agent, desirable to perfect the security interests purported to be created by the Amended CAP Security Agreement.

(p) In accordance with the terms of the Amended Bridge Security Agreement, the Company shall have delivered to the Bridge Collateral Agent appropriate financing statements on Form UCC-I to be duly filed in such office or offices as may be necessary or, in the opinion of the Bridge Collateral Agent, desirable to perfect the security interests purported to be created by the Amended Bridge Security Agreement.

(q) Within two (2) Business Days prior to the Closing, the Company shall have delivered or caused to be delivered to the Investors (i) true copies of UCC search results, listing all effective financing statements which name as debtor the Company or any of its subsidiaries filed in the prior five years to perfect an interest in any assets thereof, together with copies of such financing statements, none of which, except as otherwise agreed in writing by the Investor, shall cover any of the Collateral (as defined in the Amended Security Documents) and the results of searches for any tax lien and judgment lien filed against such person or its property, which results, except as otherwise agreed to in writing by the Investors and except with respect to any Permitted Liens (as defined in the Exchanged Bridge Notes and the Exchanged CAP Notes) shall not show any such Liens (as defined in the Exchanged Bridge Notes and the Exchanged CAP Notes).

(r) On or prior to the Closing Date, (i) FP Tech Holdings, LLC (“FP Tech”) shall have entered into an agreement to convert into shares of Common Stock at a conversion price of $1.40 per share all amounts outstanding, including, without limitation, any principal and interest, pursuant to (x) $336,000 in aggregate principal amount of Second CAP Notes held by FP Tech and (y) that certain equipment financing agreement, dated February 11, 2008, by and between the Company and FP Tech (which amount, including all principal and interest accrued thereon, equals $101,444.51 as of April 17, 2008, and accrues interest at the rate of $22.22 per day); and (ii) FP Tech shall have entered into an agreement to purchase 1,071,429 shares of Common Stock from the Company at a price of $1.40 per share in cash, in each case, pursuant to agreements reasonably satisfactory to the holders of a majority of the Exchanged CAP Notes.

(s) On or prior to the Closing Date, the Company will enter into a transaction, pursuant to an agreement reasonably satisfactory to the holders of a majority of the Second CAP Notes, with CWC.

(t) On or prior to the Closing Date, the Company shall have appointed Scott Kline and Frank Knuettel to the Board of Directors of the Company.

(u) On or prior to the Closing Date, the Company shall have delivered evidence to the Investors that any employment agreement by and between the Company and any of its executive officers (or their affiliates) shall have been amended to make such executive officers “at will” employees.

(v) The Company shall have delivered to the Investor such other documents relating to the transactions contemplated by this Agreement as the Investor or its counsel may reasonably request.

8.	MISCELLANEOUS.

(a) Disclosure of Transactions and Other Material Information.  On or before 8:30 a.m., New York City time, on the second Business Day following the date of this Agreement (the “8-K Filing Time”), the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated hereby (including, without limitation, the transactions referenced in Section 7(r) and (s) above) in the form required by the Securities and Exchange Act of 1934, as amended (the “1934 Act”), and attaching the material transaction documents that have not previously been filed with the SEC by the Company (including, without limitation, this Agreement, the Amended Security Documents, the Termination Agreement and the form of the Exchanged CAP Notes, Exchanged CAP Warrants and Exchanged Bridge Notes) as exhibits to such filing (including all attachments, the “8-K Filing”).  From and after the filing of the 8-K Filing with the SEC, the Investor shall not be in possession of any material, nonpublic information received from the Company, any of its subsidiaries or any of its respective officers, directors, employees or agents that is not disclosed in the 8-K Filing.  The Company shall not, and shall cause each of its subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide the Investors with any material, nonpublic information regarding the Company or any of its subsidiaries from and after the filing of the 8-K Filing with the SEC without the express written consent of the Investors.  In the event of a breach of the foregoing covenant by the Company, any of its subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, the Investors shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by the Company, its subsidiaries, or any of its or their respective officers, directors, employees or agents.  The Investors shall not have any liability to the Company, its subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents for any such disclosure.  Subject to the foregoing, neither the Company nor the Investors shall issue any press releases or any other public statements in respect of the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Investors, to make any press release or other public disclosure in respect of such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Investor shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release).  Without the prior written consent of the Investor and other than as required by applicable law, including the 1934 Act and the 8-K Filing, neither the Company, its subsidiaries or anyone acting on their behalf shall disclose the name of the Investor in any filing, amendment or otherwise.

(b) Proposed Financing.  On or prior to January 1, 2009, the Company shall have engaged an investment banking firm reasonably acceptable to (i) the Investors holding Exchanged CAP Notes representing a majority of the aggregate outstanding principal amount of the Exchanged CAP Notes; (ii) the Investors holding Exchanged Bridge Notes representing a majority of the aggregate outstanding principal amount of the Exchanged Bridge Notes; and (iii) FP Tech, with respect to a proposed financing of debt or equity of the Company with net proceeds in an amount that is adequate to pay off in full the Exchanged Bridge Notes and the Exchanged CAP Notes to be consummated prior to June 30, 2009.

(c) Governing Law; Jurisdiction; Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(d) Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(e) Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(f) Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(g) No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto, the Trustee, the CAP Collateral Agent and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(h) Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(i) Indemnification. In consideration of the Investor's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Investor and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (x) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (y) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (z) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, or (iii) the status of the Investor or holder of the Securities as an investor in the Company.  To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(j) No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(k) Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

(l) Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Company:

Firepond, Inc.
205 Newbury Street, Suite 204
Framingham, MA 01701
Telephone:                              866 826 6344 x 2011
Facsimile:                                508-820-4303
Attention:                               William Santo, CEO

with a copy (for informational purposes only) to:

Vorys, Sater, Seymour and Pease LLP
2100 One Cleveland Center
1375 East Ninth Street
Cleveland, OH 44114-1724
Telephone:                              (216) 479-6120
Facsimile:                                (216) 937-3741
Attention:                               John M. Saganich, Esq.

If to the Transfer Agent:

Corporate Stock Transfer
Denver, Colorado  80302
Telephone:  (303) 282-4800
Facsimile:  (303) 282-5800
Attention:  Carolyn Bell

If to an Investor, to its address and facsimile number set forth on the Schedule of Investors, with copies to the Investor’s representatives as set forth on the Schedule of Investors with a copy (for informational purposes only) to:

Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York  10022
Telephone:                             (212) 756-2000
Facsimile:                                (212) 593-5955
Attention:                               Eleazer N. Klein, Esq.

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(m) Remedies.  The Investor shall have all rights and remedies set forth in this Agreement and all of the rights which the Investor has under any law.  Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.  Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Investor.  The Company therefore agrees that the Investor shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

(n) Independent Nature of Investor’s Obligations and Rights.  The obligations of the Investor under this Agreement are several and not joint with the obligations of any Other Investor, and the Investor shall not be responsible in any way for the performance of the obligations of any Other Investor.  Nothing contained herein, and no action taken by the Investor pursuant hereto, shall be deemed to constitute the Investor and the Other Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement and the Company acknowledges that the Investors are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement.  The Company and the Investor confirms that the Investor has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors.  The Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any Other Investor to be joined as an additional party in any proceeding for such purpose.

(o) Most Favored Nation.  The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof that none of the terms offered to any person with respect to any amendment, settlement or waiver (each a “Settlement Document”) relating to the terms, conditions and transactions contemplated hereby, is or will be more favorable to such person than those of the Investor and this Agreement shall be, without any further action by the Investor or the Company, deemed amended and modified in an economically and legally equivalent manner such that the Investor shall receive the benefit of the more favorable terms contained in such Settlement Document.  Notwithstanding the foregoing, the Company agrees, at its expense, to take such other actions (such as entering into amendments to the Transaction Documents) as the Investor may reasonably request to further effectuate the foregoing.

[Signature Page Follows]

IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature page to this Amendment and Exchange Agreement to be duly executed as of the date first written above.

COMPANY:
FIREPOND, INC. By: Name: Title:

IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature page to this Amendment and Exchange Agreement to be duly executed as of the date first written above.

INVESTOR:
(Name of Investor as it should appear on Securities) By: By: Name: Title: